UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 24, 2010
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-10.1
EX-23.1
EX-99.1
EX-99.2
EX-99.3

ITEM 1.01. Entry into a Material Definitive Agreement
          On June 24, 2010, pursuant to the previously announced Exchange Letter Agreement dated June 14, 2010 (the “Exchange Letter Agreement”), Quiksilver, Inc., a Delaware corporation (“Quiksilver”), and its subsidiaries Quiksilver Americas, Inc. (“Quiksilver Americas”) and Mountain & Wave S.À.R.L. (“Quiksilver Europe” and, together with Quiksilver Americas, the “Borrowers”), entered into an exchange agreement (the “Exchange Agreement”) with Rhône Group LLC (“Rhône”) and Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P. (collectively, the “Lenders”). Rhône is the administrative agent under the Credit Agreement, dated July 31, 2009, among Quiksilver, Quiksilver Americas, Rhône and the Lenders (the “U.S. Term Facility”), and the Credit Agreement, dated July 31, 2009, among Quiksilver, Quiksilver Europe, Rhône and the Lenders (the “European Term Facility” and, together with the U.S. Term Facility, the “Rhône Term Facilities”). The Exchange Agreement gives effect to the Exchange Letter Agreement and, pursuant to the Exchange Agreement, the parties terminated the Exchange Letter Agreement.
          Pursuant to the Exchange Agreement, subject to customary closing conditions, Quiksilver, the Borrowers, Rhône and the Lenders have agreed to exchange $75 million of the principal balance outstanding under the Rhône Term Facilities (the “First Exchange”) for an aggregate of 16,666,667 shares of Quiksilver’s common stock (the “Common Stock”) at an exchange price of $4.50 per share. In addition, the Borrowers have an option, exercisable until August 23, 2010, to require the Lenders to exchange a portion of the remaining principal balance outstanding under the Rhône Term Facilities for an additional number of shares of Common Stock at the same exchange price per share (the “Standby Exchange”, and, together with the First Exchange, the “Exchanges”), provided that the number of shares of Common Stock issuable pursuant to the Standby Exchange will not exceed the number of shares of Common Stock that would result in a change of control under the debt agreements of Quiksilver or its subsidiaries.
          The Exchanges are subject to customary closing conditions, including (1) if applicable, the filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of the waiting period and any extension of such period thereunder; and (2) the approval of Quiksilver’s stockholders, as more fully discussed below. Quiksilver is required to seek stockholder approval of the issuance of the shares of Common Stock pursuant to the Exchanges under the listing rules of the New York Stock Exchange. If these conditions are not satisfied, then the transactions contemplated by the Exchange Agreement will not occur. If the First Exchange does not occur (i) because of a failure to obtain stockholder approval and Quiksilver prepays any portion of the outstanding principal amount under the Rhône Term Facilities within six months of such failure to obtain stockholder approval, (ii) because Quiksilver’s board of directors (the “Board”) changes its recommendation to the stockholders with respect to the Exchanges or (iii) because of a material breach by Quiksilver of its obligations under the Exchange Agreement, Rhône, as agent for the Lenders, is entitled to receive a termination fee of $10 million in the aggregate. Rhône, as agent for the Lenders, is not entitled to receive the termination fee under any other circumstances and the termination fee is the exclusive remedy of Rhône and the Lenders as a result of a termination of the Exchange Agreement by Quiksilver or Rhône and the Lenders.
          In addition, the Exchange Agreement provides that Quiksilver, Rhône and the Lenders will enter into a stockholders agreement (the “Stockholders Agreement”), substantially in the form attached to the Exchange Agreement included hereto as Exhibit 10.1, at the closing of the First Exchange. The Stockholders Agreement will provide that, among other things, Rhône Capital III L.P. and the Lenders will be entitled to (i) customary registration rights and preemptive rights in respect of the Common Stock issued pursuant to the Exchanges on the same basis as set forth in the Warrant Agreement (defined below), and (ii) information rights similar to certain provisions to those set forth under the U.S. Term Facility, and that each of Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P. (together, the “Appointing Funds”) will be entitled to designate a director to the Board; provided, however, that if the Lenders sell one-third or more of the Common Stock they received in the Exchanges to any persons other than affiliates, then only Triton Onshore SPV L.P. shall be entitled to designate a director pursuant to the Stockholders Agreement, and if the Lenders sell two-thirds or more of the Common Stock they received in the Exchanges to any persons other than affiliates, then Triton Onshore SPV L.P.’s right to designate a director pursuant to the Stockholders Agreement shall terminate; provided further, however, that for so long as any directors designated by the Appointing Funds pursuant to the existing Warrant and Registration Rights Agreement, dated July 31, 2009, among Quiksilver, Rhône Capital III L.P. and the Lenders (the “Warrant Agreement”), serve on the Board, then such directors shall be counted as directors designated by the Appointing Funds for purposes of the Stockholders Agreement. Rhône currently has two directors on the Board pursuant to the Appointing Funds’ rights to appoint directors under the Warrant Agreement, subject to ownership requirements with respect to the shares underlying the warrants, or the warrants, as applicable, that are similar to those described above. Further, the Stockholders Agreement will provide that the Lenders will be subject to certain transfer and standstill restrictions, subject to certain exceptions and ownership requirements.

          The Exchange Agreement also provides for reimbursement of expenses incurred by Rhône in connection with the Exchanges, subject to certain limitations. In addition, at the closing, Quiksilver has agreed to pay Rhône, as agent for the Lenders, an exchange fee of 4.75% of the principal amount of the term loans exchanged in the First Exchange, and, if exercised, of the principal amount of the term loans exchanged in the Standby Exchange.
          The foregoing summary of the Exchange Agreement and the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement and the Stockholders Agreement (included as an exhibit to the Exchange Agreement), which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
          This report contains forward-looking statements including but not limited to statements regarding the Quiksilver’s financing activities and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Certain factors that may cause actual results to differ materially include, without limitation, our ability to obtain stockholder approval of the exchanges described above or the failure to satisfy other conditions to complete the exchanges, and a delay in completing any of the transactions described above. Please refer to Quiksilver’s SEC filings for more information on the other factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Item 1.02. Termination of a Material Definitive Agreement
          As described in Quiksilver’s Current Report on Form 8-K filed with the SEC on June 15, 2010, Quiksilver, the Borrowers, Rhône and the Lenders entered into the Exchange Letter Agreement. The Exchange Agreement gives effect to the terms of the Exchange Letter Agreement. See the discussion regarding the termination of the Exchange Letter Agreement in connection with the execution of the Exchange Agreement under Item 1.01, which is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
          See the discussion of the Common Stock of Quiksilver to be issued pursuant to the Exchange Agreement under Item 1.01. The shares of Common Stock are being offered in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
Item 8.01. Other Events.
          In addition to disclosing the information under Item 1.01, Item 1.02 and Item 3.02, Quiksilver is filing this Current Report on Form 8-K to retrospectively recast portions of Quiksilver’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 (the “2009 Form 10-K”), filed on January 12, 2010, to reflect the adoption of new accounting guidance related to the presentation of noncontrolling interests at the beginning of fiscal 2010. Quiksilver adopted the new accounting guidance at the beginning of its fiscal year ending October 31, 2010, and the guidance was implemented in Quiksilver’s Quarterly Reports on Form 10-Q for the quarters ended January 31 and April 30, 2010. The portions of the 2009 Form 10-K that are included in the Current Report on Form 8-K are being revised only to conform to such presentation. This will permit Quiksilver to incorporate the recast portions of the 2009 Form 10-K by reference in future filings with the Securities and Exchange Commission.
          The impact of adoption of the new accounting guidance is summarized in Note 1 to the Consolidated Financial Statements in the section subtitled “Adjustment for Retrospective Application of New Accounting Standard Adopted on November 1, 2009” of Part II, Item 8. Financial Statements and Supplementary Data, as updated in Exhibit 99.3.
          The impact of the adoption of the accounting guidance is reflected in the following sections of the 2009 Form 10-K, which are attached hereto as Exhibits 99.1, 99.2, and 99.3:
•	Part II, Item 6. Selected Financial Data (Exhibit 99.1)

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (Exhibit 99.2)

•	Part II, Item 8. Financial Statements and Supplementary Data (Exhibit 99.3)
          This Current Report on Form 8-K contains only the sections and exhibits to the 2009 Form 10-K that are being revised. The sections of and exhibits to our 2009 Form 10-K as originally filed, including, without limitation, “Part II, Item 7A. Quantitative and Qualitative Disclosures about Market Risk”, which are not included herein, were not impacted by the adoption of the new accounting guidance and remain unchanged. All information in this filing, as well as the unchanged sections and exhibits to our 2009 Form 10-K, are as of October 31, 2009 and do not reflect events occurring after the date of the 2009 Form 10-K filing, except for (1) certain amounts recast as described in the

Significant Accounting Policies note and disclosures affected by the adoption of the new accounting guidance, and (2) with respect to Items 7 and 8, the updated goodwill and intangible assets disclosure in the Critical Accounting Policies and in the Significant Accounting Policies note, as disclosed in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2010.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are filed with this report

Exhibit
Number	Description
10.1	Exchange Agreement (including form of Stockholders Agreement)

23.1	Consent of Deloitte & Touche LLP

99.1	Part II, Item 6. Selected Financial Data

99.2	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Part II, Item 8. Financial Statements and Supplementary Data

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIKSILVER, INC.
Date: June 25, 2010	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer and Chief Operating Officer

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